Contacts:	Christopher Naughton
CEO Marshall Edwards, Inc
+612 8877 6196

David Sheon
SciWords, LLC
202 518-6321
FOR IMMEDIATE RELEASE
Marshall Edwards, Inc ., appoints Professor Bryan Williams as Chairman.
Washington DC (November 28 2006): The Board of Directors of Marshall Edwards, Inc., (Nasdaq : MSHL) has appointed Professor Bryan Williams as the non-executive chairman.
Professor Williams is the Director of the Monash Institute of Medical Research (MIMR), in Melbourne, Australia and also heads the Centre for Cancer Research at MIMR. He joined the board of Marshall Edwards, Inc., as a non-executive director in March 2006.
He was previously the Chairman of the Department of Cancer Biology at the Lerner Research Institute of the Cleveland Clinic Foundation in Cleveland, Ohio, USA. He was also an Associate Director of the Case Comprehensive Cancer Centre in Cleveland.
Professor Williams has a distinguished career in cancer research. He has previously worked in America, Canada, England and New Zealand, specializing in the molecular biology of tumor suppression, and focusing on the role tumor suppressor genes may play in regulating cell growth, maturation and apoptosis (programmed cell death). He is internationally recognized for his contributions to research on Wilms Tumor, a cancer of the kidney that primarily affects children, for studies on protein kinase R, an important cellular signaling molecule and for work on innate immunity.
Professor Williams said “it is a privilege to chair the company at this very exciting time in its clinical and commercial development.”
“We have just announced the treatment of the first patient in the pivotal phase III ‘Ovature’ ovarian cancer multi-national clinical trial, and over the next year will be treating patients in this clinical trial in the US, Europe and Australia” he said.
He added that the Company has also appointed JPMorgan as its exclusive financial advisors to assist in its strategic development and to coordinate the commercialization opportunities for the drug candidate phenoxodiol.
Professor Williams succeeds Dr Graham Kelly who remains a non-executive director of the Company.
About Marshall Edwards, Inc .
Marshall Edwards, Inc., (Nasdaq : MSHL) has licensed rights from Novogen Limited (Nasdaq : NVGN) to bring three oncology drugs — phenoxodiol, NV-196 and NV-143 — to market globally.

Marshall Edwards, Inc. is majority owned by Novogen, an Australian biotechnology company that is specializing in the development of therapeutics based on a flavonoid technology platform. Novogen, based in Sydney, Australia, is developing a range of therapeutics across the fields of oncology, cardiovascular disease and inflammatory diseases. More information on phenoxodiol and on the Novogen group of companies can be found at www.marshalledwardsinc.com and www.novogen.com.
Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.